UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2021
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
550 W Adams St, Suite 200
Chicago, Illinois, 60661
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2021, M. Bradley Kettmann notified Strategic Realty Trust, Inc. (the “Company”) that he will resign as the Chief Financial Officer and Treasurer of the Company, effective May 31, 2021 (the “Effective Date”). Mr. Kettmann’s decision was based upon personal considerations and is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy.
Effective May 31, 2021, the Board of Directors appointed Ryan Hess, 32, to serve as Chief Financial Officer and Treasurer of the Company. As Chief Financial Officer, Mr. Hess will be the Company’s principal financial officer and will assume the responsibilities that were previously performed by Mr. Kettmann, who acted as principal financial officer of the Company since April 16, 2019.
Ryan Hess has served as Chief Financial Officer and Treasurer since May 2021. Mr. Hess serves as Controller of L3 Capital LLC (“L3 Capital”), a position he has held since January 2017. L3 Capital is a real estate investment firm focused on institutional quality, value-add, prime urban retail and mixed-use investment within first tier U.S. metropolitan markets. L3 Capital is an affiliate of PUR Management which is an affiliate of PUR SRT Advisors LLC. Effective April 1, 2021, PUR SRT Advisors LLC, controls SRT Advisor, LLC, the Company’s external advisor. Since joining L3 Capital in 2017, Mr. Hess has overseen all accounting, cash management, financial reporting, investor reporting, debt capital markets, and tax matters at both the corporate and investment levels. Mr. Hess also works with L3 Capital’s asset management team to maximize operating and financial returns. From April 2013 to December 2016, Mr. Hess was an Assurance Manager in RSM US LLP’s National Real Estate Group focusing on real estate private equity funds, developers, senior living operators, and joint venture structured investments. From September 2011 to April 2013, Mr. Hess was a staff accountant with FGMK LLC focusing on audit and tax. Mr. Hess received a BS in Business with an emphasis in Accounting and Finance from Indiana University. Mr. Hess is a Certified Public Accountant, licensed in the state of Illinois. Mr. Hess is a member of the American Institute of Certified Public Accountants (AICPA) and the Illinois CPA Society.
Mr. Hess is not a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Mr. Hess does not receive any compensation directly from the Company for his services as Chief Financial Officer and Treasurer.
Effective May 31, 2021, the Board of Directors appointed Matthew Schreiber, 40, to serve as Chief Operating Officer, Senior Vice President and Assistant Secretary of the Company. As Chief Operating Officer, Mr. Schreiber will be the Company’s principal operating officer.
Matthew Schreiber has served as Chief Operating Officer, Senior Vice President and Assistant Secretary since May 2021. Mr. Schreiber serves as Principal of L3 Capital, a position he has held since July 2018. Since joining L3 Capital in September 2014, Mr. Schreiber has been responsible for sourcing new investment opportunities for the firm and originating equity capital for the firm’s investment activities. From August 2010 to August 2014, Mr. Schreiber was a Director of Acquisitions & Dispositions at Host Hotels & Resorts, Inc. (NYSE: HST) (“Host”). At Host, Mr. Schreiber identified potential acquisitions in major markets along the east and west coasts as well as Chicago. From February 2005 to August 2010, Mr. Schreiber was an Associate Director at CB Richard Ellis (NYSE : CBG), where he participated in the disposition of over $500 million of assets across the United States and Europe. From January 2004 to January 2005, Mr. Schreiber served as an Investment Analyst at Mid-America Real Estate Group, where he was responsible for underwriting, market research, and the management of the due diligence process on behalf of clients. Mr. Schreiber earned a BA degree in Communication from Denison University. Mr. Schreiber is a member of both the International Council of Shopping Centers and the Urban Land Institute.
Mr. Schreiber is not a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is he a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. Mr. Schreiber does not receive any compensation directly from the Company for his services as Chief Operating Officer, Senior Vice President and Assistant Secretary of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: June 1, 2021	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer